EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

      We hereby consent to the incorporation by reference in this Form S-3 registration statement of Comfort Systems USA, Inc., of our report dated March 24, 1998 (and to all references to our Firm as they relate to F&G Mechanical Corp. and affiliate) on the combined financial statements of F&G Mechanical Corp. and affiliate as of and for the year ended December 31, 1997, included in Comfort Systems USA, Inc.'s Form 8-K dated April 23, 1998.

MARDEN, HARRISON & KREUTER
Certified Public Accountants

/s/MARDEN, HARRISON & KREUTER

Port Chester, New York
April 1, 1999

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